UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

AAPC and TLA Worldwide Announce Roadshow for NASDAQ Listing

The only publicly-traded sports agency in the world to enter U.S. capital markets

New York, NY, July, 11, 2016 – Atlantic Alliance Partnership Corp. (“AAPC”) (NASDAQ: AAPC) and TLA Worldwide plc (AIM: TLA), a leading athlete representation and sports marketing business, announced today the launch of a roadshow with potential U.S. investors, which will take place over the next two weeks. TLA’s acquisition by AAPC is expected to close in the fall of 2016. TLA represents some of the most recognizable sports figures in the world, including Carlos Correa, Jameis Winston, Jim Furyk, and Kerri Walsh Jennings.

Bart Campbell, Executive Chairman of TLA, commented: “We are looking forward to introducing the compelling story of TLA to U.S. investors. TLA is an industry leader in sports representation and marketing. Listing on the NASDAQ will position us to better serve our U.S. clientele in a robust American sports industry, and will provide a strong platform for growth.”

Michael J. Principe, CEO and Co-founder of TLA, added: "TLA has a proven track record for growth, as we have rapidly penetrated diverse markets within the sports industry. Trading as a U.S. public company reinforces that trajectory and provides greater opportunities for our clients, partners and shareholders.”

AAPC announced its agreement to acquire TLA on May 3, 2016. AAPC’s Capital Markets Advisor in connection with the transaction is Citigroup Global Markets Inc., and AAPC’s acquisition of TLA is expected to close in the fall of 2016. TLA will delist from the AIM on the London Stock Exchange following the transaction, and the combined company will trade on the NASDAQ stock exchange under the ticker TLA. TLA will be the only publicly-traded sports representation agency in the world.

For more information, visit www.tlaworldwide.com and www.aapcacq.com/offers.php.

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About TLA Worldwide

TLA Worldwide is a leading athlete representation, event management and sports marketing group quoted on AIM-LSE in London. The Group derives revenues from long-term agency relationships with many prominent U.S. and international sports stars, broadcasters and media personalities associated with major sports including the MLB, NFL, NBA, PGA tour, AFL and Olympians and Cricketers. In addition, it also provides a range of services in respect of media consultancy, sports sponsorship and event creation and ownership, including the International Champions Cup tournament in Australia. With over 170 full-time personnel, TLA Worldwide serves its clients from 10 locations worldwide including its offices in London, UK; New York, Newport Beach and California, USA; Melbourne, Perth, Adelaide and Sydney, Australia. For more information, please visit www.tlaworldwide.com.

About AAPC

AAPC is a blank check company incorporated in the British Virgin Islands on January 14, 2015 for the purpose of conducting a business combination led by its sponsors and Jonathan Goodwin, Chief Executive Officer of AAPC. As of December 31, 2015, AAPC had $80.8 million of capital in trust which includes the net proceeds raised in its initial public offering on May 4, 2015. AAPC’s ordinary shares are listed on the Nasdaq Capital Market ("NASDAQ") under ticker AACP.

Contacts:
For TLA Worldwide:
Luther Pendragon

PR Advisor to TLA Worldwide plc

+44(0) 207 618 9100

Investor Relations

Steve Calk

+1 212-850-5611

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

Where You Can Find More Information

This communication may be deemed to be solicitation material in respect of the proposed combination (the “Business Combination”) of TLA Worldwide plc (“TLA”) and Atlantic Alliance Partnership Corp. (the “Company”), including the issuance of the Company’s ordinary shares in respect of the proposed Business Combination. In connection with the foregoing proposed Business Combination and issuance of the Company’s ordinary shares, the Company expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent the Company effects the Business Combination as a court-sanctioned scheme of arrangement between TLA and TLA shareholders (the “Scheme”) under the UK Companies Act of 2006, as amended, the issuance of the Company’s ordinary shares in the Business Combination would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that the Company determines to conduct an acquisition of TLA pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Company’s ordinary shares that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED ISSUANCE OF THE COMPANY’S ORDINARY SHARES, AND THE PROPOSED BUSINESS COMBINATION. The preliminary proxy statement, the definitive proxy statement, and any registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of the Company’s ordinary shares and the Business Combination (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company in writing at 590 Madison Avenue, New York, NY 10022.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s ordinary shareholders with respect to the proposed Business Combination, including the proposed issuance of the Company’s ordinary shares in respect of the proposed Business Combination. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 23, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Business Combination and issuance of the Company’s ordinary shares in the proposed Business Combination.

TLA is organized under the laws of England and Wales. Some of the officers and directors of TLA are residents of countries other than the United States. As a result, it may not be possible to sue TLA or such persons in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel TLA and its respective affiliates to subject themselves to the jurisdiction and judgment of a U.S. court or for investors to enforce against them the judgments of U.S. courts.

Cautionary Note Regarding Forward-Looking Statements

This communication may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipates”, “believes”, “continue”, “expects”, “estimates”, “intends”, “may”, “outlook”, “plans”, “potential”, “projects”, “predicts”, “should”, “will”, or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements with respect to the timing of the proposed Business Combination, as well as the expected performance, strategies, prospects and other aspects of the businesses of the parties to the Scheme and the combined company after completion of the proposed Business Combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the Company, TLA or others following announcement of the Business Combination and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the shareholders of the Company or TLA or other conditions to closing in the Business Combination; (4) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination and the transactions described herein; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its key employees; (6) costs related to the proposed Business Combination; (7) changes in applicable laws or regulations or their interpretation or application; (8) the possibility that the Company or TLA may be adversely affected by other economic, business, and/or competitive factors; (9) future exchange and interest rates; (10) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Business Combination; and (11) other risks and uncertainties indicated in the proxy statement to be filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this communication, those results or developments may not be indicative of results or developments in subsequent periods.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.